FOR IMMEDIATE RELEASE

For More Information Contact:

Rheo A. Brouillard
President and Chief Executive Officer
(860) 423-4581

SI FINANCIAL GROUP, INC.
ANNOUNCES COMPLETION OF ACQUISITION OF
NEWPORT BANCORP, INC.

WILLIMANTIC, CT — September 6, 2013 — SI Financial Group, Inc. (Nasdaq: SIFI), the holding company for Savings Institute Bank and Trust Company, today announced the completion of its acquisition of Newport Bancorp, Inc.,  the holding company for Newport Federal Savings Bank.  As a result of the merger, Newport Bancorp was merged with and into SI Financial, with SI Financial as the surviving entity, and Newport Federal Savings Bank was merged with and into Savings Institute Bank and Trust Company, with Savings Institute Bank and Trust Company as the surviving entity.

Rheo A. Brouillard, SI Financial’s President and Chief Executive Officer, said, “We are very pleased to announce the completion of our acquisition of Newport Bancorp and believe this combination presents a tremendous opportunity to expand our presence into attractive markets in Rhode Island. We appreciate the positive response that we have received since we first announced the transaction within the community and from our new and existing clients.  We are very proud of our staff, including the newly added staff as a result of this acquisition, for their diligence and professionalism in making this a very successful integration.  We anticipate that this transaction will be accretive to earnings in the first year, excluding one-time transaction related expenses, improve efficiencies and enhance shareholder value.”

Effective as of the completion of the acquisition, former Newport President and Chief Executive Officer Kevin M. McCarthy and former Newport Bancorp directors William R. Harvey and Kathleen A. Nealon were appointed to the Board of Directors of SI Financial and Savings Institute Bank and Trust Company.

Keefe, Bruyette & Woods, a Stifel Company, served as financial advisor to SI Financial Group and Kilpatrick Townsend & Stockton LLP acted as SI Financial Group’s legal counsel. In addition, both Keefe, Bruyette & Woods, a Stifel Company, and Northeast Capital & Advisory, Inc. rendered fairness opinions to SI Financial Group in connection with the transaction. Sandler O’Neill & Partners, L.P. acted as financial advisor to Newport Bancorp and Luse Gorman Pomerenk & Schick, P.C. acted as its legal counsel.  Sandler O’Neill & Partners, L.P. rendered a fairness opinion to Newport Bancorp in connection with the transaction.

About SI Financial Group, Inc.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

Forward Looking Statements Disclaimer

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable SI Financial Group, Inc. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.  Forward-looking statements speak only as of the date on which such statements are made.  SI Financial Group, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.